Exhibit 99.1

NEWS RELEASE

CONTACTS: Media Amanda Malkowski Public Affairs Rep. Corporate Communications T - (412) 433-2512 E - almalkowski@uss.com	Investors/Analysts Kevin Lewis General Manager Investor Relations T - (412) 433-6935 E - KLewis@uss.com

FOR IMMEDIATE RELEASE:
UNITED STATES STEEL CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR 2019 RESULTS

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Full-year 2019 net loss of $642 million, or $3.75 per diluted share; fourth quarter 2019 net loss of $680 million, or $4.00 per diluted share. Includes $609 million and $567 million of restructuring charges and tax valuation allowance for full year and fourth quarter 2019, respectively.

•	Full-year 2019 adjusted net earnings of $15 million, or $0.09 per diluted share; fourth quarter 2019 adjusted net loss of $109 million, or $0.64 per diluted share.

•	Full-year 2019 adjusted EBITDA of $711 million; fourth quarter 2019 adjusted EBITDA of $4 million.

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Transition to our world-competitive, "best of both" business model supported by significant actions taken in 2019: achieved $75 million of run-rate fixed cost reductions, adjusted capital spending to prioritize strategic investments, raised $1.1 billion of incremental capital to support nimble strategy execution and closed on our 49.9% investment in Big River Steel.

PITTSBURGH, January 30, 2020 – United States Steel Corporation (NYSE: X) reported a full-year 2019 net loss of $642 million, or $3.75 per diluted share. Adjusted net earnings were $15 million, or $0.09 per diluted

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share. This compares to full-year 2018 net earnings of $1,115 million, or $6.25 per diluted share. Adjusted net earnings for 2018 were $957 million, or $5.36 per diluted share.
Fourth quarter 2019 net loss of $680 million, or $4.00 per diluted share. Adjusted net loss was $109 million, or $0.64 per diluted share. This compares to fourth quarter 2018 net earnings of $592 million, or $3.34 per diluted share. Adjusted net earnings for fourth quarter 2018 were $324 million, or $1.82 per diluted share.

Earnings Highlights

	Quarter Ended		Year Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2019	2018	2019	2018
Net Sales	$2,824	$3,691	$12,937	$14,178
Segment (loss) earnings before interest and income taxes
Flat-Rolled	$(79)	$328	$196	$883
U. S. Steel Europe	(30)	62	(57)	359
Tubular	(46)	(3)	(67)	(58)
Other Businesses	(3)	11	23	55
Total segment (loss) earnings before interest and income taxes	$(158)	$398	$95	$1,239
Other items not allocated to segments	(218)	(85)	(325)	(115)
(Loss) earnings before interest and income taxes	$(376)	$313	$(230)	$1,124
Net interest and other financial costs	71	60	222	312
Income tax provision (benefit)	233	(339)	190	(303)
Net (loss) earnings	$(680)	$592	$(642)	$1,115
(Loss) earnings per diluted share	$(4.00)	$3.34	$(3.75)	$6.25

Adjusted net (loss) earnings (a)	$(109)	$324	$15	$957
Adjusted net (loss) earnings per diluted share (a)	$(0.64)	$1.82	$0.09	$5.36
Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) (a)	$4	$535	$711	$1,760
(a) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of these amounts.
“We are pleased to deliver better than expected results to end the year and are excited to turn the page to 2020 where we will continue to transition the business towards our future," said U. S. Steel President and Chief Executive Officer David B. Burritt.  "2019 was a year of notable strategic progress and we took swift action to reposition the business ... we achieved $75 million of run-rate fixed cost reductions, we demonstrated flexibility by adjusting our 2020 capital spending to prioritize strategic investments, and we de-risked strategy execution by raising $1.1 billion of incremental capital."

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Burritt continued, “We will take another step towards our world-competitive, 'best of both' strategy this year as we complete two important strategic projects … the electric arc furnace at Tubular and our XG3 AHSS investment at our PRO-TEC joint venture. These projects will be yet another proof point to the market that our strategy will deliver cost and capability differentiation that is valuable to our customers, stockholders and employees. I have never been more confident in our strategy and that our investments in Big River and Endless Casting and Rolling are the right priorities. We won't be the biggest steel company ... but we will be the only 'best of both' steel company."
The Company currently expects the first quarter of 2020 to be the trough for the year due to the normal seasonality of our mining operations and lower first quarter shipments in Flat-rolled as the Company prepares for the April blast furnace outage at Gary Works. Big River Steel expects their full year 2020 depreciation and amortization expense and net interest costs to be approximately $150 million and approximately $95 million, respectively.

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The Company will conduct a conference call on the fourth quarter and full-year 2019 earnings on Friday, January 31, at 8:30 a.m. Eastern Standard. To listen to the webcast of the conference call, and to access the company's slide presentation, visit the U. S. Steel website, www.ussteel.com, and click on the “Investors” section. Replays of the conference call will be available on the website after 10:30 a.m. on January 31.

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
OPERATING STATISTICS
Average realized price: ($/net ton unless otherwise noted)(a)
Flat-Rolled	699	823	753	811
U. S. Steel Europe	622	686	652	693
U. S. Steel Europe (€/net ton)	562	601	582	586
Tubular	1,298	1,488	1,450	1,483
Steel shipments (thousands of net tons):(a)
Flat-Rolled	2,517	2,733	10,700	10,510
U. S. Steel Europe	757	1,073	3,590	4,457
Tubular	193	216	769	780
Total Steel Shipments	3,467	4,022	15,059	15,747

Intersegment steel (unless otherwise noted) shipments (thousands of net tons):
Flat-Rolled to Tubular	46	66	258	224
Flat-Rolled to U. S. Steel Europe (iron ore pellets and fines)	—	—	424	—
U. S. Steel Europe to Flat-Rolled	—	—	—	22
Raw steel production (thousands of net tons):
Flat-Rolled	2,567	3,334	11,409	11,893
U. S. Steel Europe	773	1,213	3,903	5,023
Raw steel capability utilization:(b)
Flat-Rolled	60%	78%	67%	70%
U. S. Steel Europe	61%	96%	78%	100%

CAPITAL EXPENDITURES (dollars in millions)
Flat-Rolled	$179	$289	$943	$820
U. S. Steel Europe	42	41	153	104
Tubular	48	12	145	45
Other Businesses	5	13	11	32
Total	$274	$355	$1,252	$1,001
(a) Excludes intersegment shipments.
(b) Based on annual raw steel production capability of 17.0 million net tons for Flat-Rolled and 5.0 million net tons for U. S. Steel Europe.

UNITED STATES STEEL CORPORATION
CONDENSED STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2019	2018	2019	2018
NET SALES	$2,824	$3,691	$12,937	$14,178

Operating expenses (income):
Cost of sales (excludes items shown below)	2,781	3,204	12,082	12,305
Selling, general and administrative expenses	66	85	289	336
Depreciation, depletion and amortization	162	137	616	521
Earnings from investees	(11)	(22)	(79)	(61)
Gain on equity investee transactions	—	(20)	—	(38)
Restructuring charges	221	—	275	—
Net gain on disposal of assets	(4)	(3)	(1)	(6)
Other income, net	(15)	(3)	(15)	(3)
Total operating expenses	3,200	3,378	13,167	13,054

(LOSS) EARNINGS BEFORE INTEREST AND INCOME TAXES	(376)	313	(230)	1,124
Net interest and other financial costs	71	60	222	312

(LOSS) EARNINGS BEFORE INCOME TAXES	(447)	253	(452)	812
Income tax provision (benefit)	233	(339)	190	(303)

Net (loss) earnings	(680)	592	(642)	1,115
Less: Net earnings (loss) attributable to noncontrolling interests	—	—	—	—
NET (LOSS) EARNINGS ATTRIBUTABLE TO UNITED STATES STEEL CORPORATION	$(680)	$592	$(642)	$1,115

COMMON STOCK DATA:
Net (loss) earnings per share attributable to
United States Steel Corporation stockholders:
Basic	$(4.00)	$3.36	$(3.75)	$6.31
Diluted	$(4.00)	$3.34	$(3.75)	$6.25
Weighted average shares, in thousands
Basic	170,041	176,091	171,418	176,633
Diluted	170,041	177,649	171,418	178,461
Dividends paid per common share	$0.05	$0.05	$0.20	$0.20

UNITED STATES STEEL CORPORATION
CONDENSED CASH FLOW STATEMENT (Unaudited)

	Year Ended
	December 31,
(Dollars in millions)	2019	2018
Cash provided by (used in) operating activities:
Net (loss) earnings	$(642)	$1,115
Depreciation, depletion and amortization	616	521
Gain on equity investee transactions	—	(38)
Restructuring charges	275	—
Loss on debt extinguishment	—	98
Pensions and other post-employment benefits	101	77
Deferred income taxes	215	(329)
Net gain on disposal of assets	(1)	(6)
Working capital changes	276	(404)
Income taxes receivable/payable	13	(8)
Other operating activities	(171)	(88)
Total	682	938

Cash used in investing activities:
Capital expenditures	(1,252)	(1,001)
Investment in Big River Steel	(710)	—
Disposal of assets	4	10
Proceeds from sale of ownership interests in equity investees	—	30
Other investing activities	—	(2)
Total	(1,958)	(963)

Cash provided by (used in) financing activities:
Revolving credit facilities - borrowings, net of financing costs	860	228
Revolving credit facilities - repayments	(100)	—
Issuance of long-term debt, net of financing costs	702	640
Repayment of long-term debt	(155)	(1,299)
Common stock repurchased	(88)	(75)
Receipts from exercise of stock options	—	35
Taxes paid for equity compensation plans	(7)	(8)
Dividends paid	(35)	(36)
Total	1,177	(515)

Effect of exchange rate changes on cash	(2)	(17)

Net decrease in cash, cash equivalents and restricted cash	(101)	(557)
Cash, cash equivalents and restricted cash at beginning of the year	1,040	1,597

Cash, cash equivalents and restricted cash at end of the period	$939	$1,040

UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

	December 31,	December 31,
(Dollars in millions)	2019	2018
Cash and cash equivalents	$749	$1,000
Receivables, net	1,177	1,659
Inventories	1,785	2,092
Other current assets	102	79
Total current assets	3,813	4,830
Operating lease assets	230	—
Property, plant and equipment, net	5,447	4,865
Investments and long-term receivables, net	1,466	513
Intangible assets, net	150	158
Deferred income tax benefits	7	445
Other noncurrent assets	530	171

Total assets	$11,643	$10,982

Accounts payable and other accrued liabilities	2,054	2,535
Payroll and benefits payable	383	440
Short-term debt and current maturities of long-term debt	14	65
Other current liabilities	221	157
Total current liabilities	2,672	3,197
Noncurrent operating lease liabilities	177	—
Long-term debt, less unamortized discount and debt issuance costs	3,627	2,316
Employee benefits	532	980
Other long-term liabilities	554	286
United States Steel Corporation stockholders' equity	4,080	4,202
Noncontrolling interests	1	1

Total liabilities and stockholders' equity	$11,643	$10,982

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET (LOSS) EARNINGS

	Quarter Ended		Year Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts) (a)	2019	2018	2019	2018
Reconciliation to adjusted net (loss) earnings attributable to United States Steel Corporation
Net (loss) earnings attributable to United States Steel Corporation	$(680)	$592	$(642)	$1,115
December 24, 2018 Clairton coke making facility fire	(3)	—	41	—
Restructuring charges	221	—	263	—
Big River Steel options mark to market	7	—	7	—
United Steelworkers labor agreement signing bonus & related costs	—	88	—	81
Tax valuation allowance	346	(374)	346	(374)
Gain on equity investee transactions	—	(20)	—	(38)
Loss on debt extinguishment and related costs	—	21	—	101
Granite City Works restart costs	—	17	—	80
Granite City Works temporary idling charges	—	—	—	(8)
Total adjustments	571	(268)	657	(158)
Adjusted net (loss) earnings attributable to United States Steel Corporation	$(109)	$324	$15	$957

Reconciliation to adjusted diluted net (loss) earnings per share
Diluted net (loss) earnings per share	$(4.00)	$3.34	$(3.75)	$6.25
December 24, 2018 Clairton coke making facility fire	(0.02)	—	0.23	—
Restructuring charges	1.30	—	1.53	—
Big River Steel options mark to market	0.04	—	0.04	—
United Steelworkers labor agreement signing bonus & related costs	—	0.49	—	0.45
Tax valuation allowance	2.04	(2.11)	2.04	(2.11)
Gain on equity investee transactions	—	(0.11)	—	(0.21)
Loss on debt extinguishment and related costs	—	0.12	—	0.57
Granite City Works restart costs	—	0.09	—	0.45
Granite City Works temporary idling charges	—	—	—	(0.04)
Total adjustments	3.36	(1.52)	3.84	(0.89)
Adjusted diluted net (loss) earnings per share	$(0.64)	$1.82	$0.09	$5.36
(a) The adjustments included in this table for the nine months ended September 30, 2019 have been tax effected. This includes the first nine months of the 2019 year to date amounts. The adjustments for the three months ended December 31, 2019 and the three and twelve months ended December 31, 2018 have not been tax effected due to the full valuation allowance on our domestic deferred tax assets in the fourth quarter of 2019 and the entirety of 2018.

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended		Year Ended
	December 31,		December 31,
(Dollars in millions)	2019	2018	2019	2018
Reconciliation to Adjusted EBITDA
Net (loss) earnings attributable to United States Steel Corporation	$(680)	$592	$(642)	$1,115
Income tax provision (benefit)	233	(339)	190	(303)
Net interest and other financial costs	71	60	222	312
Depreciation, depletion and amortization expense	162	137	616	521
EBITDA	(214)	450	386	1,645
December 24, 2018 Clairton coke making facility fire	(3)	—	50	—
Restructuring charges	221	—	275	—
United Steelworkers labor agreement signing bonus & related costs	—	88	—	81
Gain on equity investee transactions	—	(20)	—	(38)
Granite City Works restart costs	—	17	—	80
Granite City Works temporary idling charges	—	—	—	(8)
Adjusted EBITDA	$4	$535	$711	$1,760

We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.
Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the financial effects of items such as restructuring charges, the December 24, 2018 Clairton coke making facility fire, the Big River Steel options mark to market, United Steelworkers labor agreement signing bonus and related costs, the impact of the tax valuation allowance, the effects of gains on equity investee transactions, debt extinguishment and other related costs, facility restart costs, significant temporary idling charges and other charges that are not part of the Company's core operations (Adjustment Items). Adjusted EBITDA is also a non-GAAP measure that excludes the financial effects of the Adjustment Items. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, by excluding the Adjustment Items. U. S. Steel's management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries.

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2020-009